UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e) (2)

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under § 240.14a-12

SACHEM CAPITAL CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SACHEM CAPITAL CORP.

568 East Main Street

Branford, CT 06405

August 27, 2024

To our Shareholders:

You are invited to attend the 2024 Annual Meeting of Shareholders of Sachem Capital Corp., which will convene at 10:00 a.m., Eastern Daylight Saving Time, on Tuesday, October 1, 2024. The Annual Meeting will be held virtually on the Internet at www.cesonlineservices.com/sach24_vm. We believe that holding a virtual meeting makes it easier for our shareholders to attend the meeting, resulting in greater shareholder participation, and results in significant cost savings for the company and for our shareholders.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend this Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions.

Thank you for your continued support.

Sincerely,

John L. Villano, CPA
Chairman of the Board

SACHEM CAPITAL CORP.

568 East Main Street

Branford, CT 06405

Notice of Annual Meeting of Shareholders

To be held on Tuesday, October 1, 2024

The 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Sachem Capital Corp. (the “Company”) will be held virtually via the Internet at www.cesonlineservices.com/sach24_vm, on Tuesday, October 1, 2024, at 10:00 a.m., Eastern Daylight Saving Time. There is no physical location for the Annual Meeting. To participate in the Annual Meeting, you must pre-register at www.cesonlineservices.com/sach24_vm by 10:00 a.m., Eastern Daylight Saving Time, on September 30, 2024.

The purpose of the Annual Meeting is to consider and act upon the following:

1.            To elect five (5) directors to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified.

2.            To approve, on an advisory basis, the appointment of Hoberman & Lesser CPA’s, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2024.

3.            To approve the non-binding advisory resolution relating to executive compensation.

4.            To approve the non-binding advisory vote on the frequency of an advisory vote on executive compensation.

5.            To transact such other business as may properly come before the meeting and any adjournment or adjournments thereof.

Holders of the Company’s common shares, par value $0.001 per share, of record at the close of business on August 27, 2024, are entitled to notice of and to vote at the Annual Meeting, or any adjournment or adjournments thereof. A complete list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder at the Annual Meeting. The Annual Meeting may be adjourned from time to time without notice other than by announcement at the meeting.

Your vote is important. Please vote in one of these ways:

1.	Via internet: Go to www.cesvote.com and follow the instructions. You will need to enter the control number on your proxy card;

2.	By telephone: Call toll-free (888) 693-8683 and follow the instructions. You will need to enter the control number on your proxy card;

3.	In writing: Complete, sign, date and promptly return your proxy card in the enclosed envelope; or

4.	Register at www.cesonlineservices.com/sach24_vm to vote during the 2024 Annual Meeting.

By order of the Board of Directors

John L. Villano, CPA
Chairman of the Board

Branford, Connecticut

August 27, 2024

IMPORTANT:	IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO SUBMIT YOUR VOTE VIA THE INTERNET, TELEPHONE OR MAIL AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

We appreciate your giving this matter your prompt attention.

Important Notice Regarding Availability of Proxy Materials

for the Shareholder Meeting To Be Held On Tuesday, October 1, 2024

THE PROXY MATERIALS FOR THE ANNUAL MEETING, INCLUDING THE ANNUAL REPORT AND THE PROXY STATEMENT ARE ALSO AVAILABLE AT www.viewourmaterial.com/sach.

If you have any questions or require any assistance with voting your shares, please contact our Proxy Solicitor.

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll-Free: (888) 628-8208

E-mail: SACH@dfking.com

SACHEM CAPITAL CORP.

568 East Main Street

Branford, CT 06405

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

To be held on Tuesday, October 1, 2024

Proxies in the form enclosed with this Proxy Statement are being solicited by the Board of Directors (the “Board”) of Sachem Capital Corp. (the “Company,” “we,” “us,” “our,” “Sachem” or any derivative thereof) to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held virtually via the Internet at www.cesonlineservices.com/sach24_vm, on Tuesday, October 1, 2024, at 10:00 a.m., Eastern Daylight Saving Time, for the purposes set forth in the Notice of Meeting and this Proxy Statement. The Company’s principal executive offices are located at 568 East Main Street, Branford, Connecticut 06405. The approximate date on which this Proxy Statement, the accompanying proxy card (“Proxy”) and the Company Annual Report for the year ended December 31, 2023 (the “Annual Report”) will be mailed to shareholders is August 29, 2024.

Important Notice Regarding Availability of Proxy Materials

for the Shareholder Meeting To Be Held On Tuesday, October 1, 2024

THE PROXY MATERIALS FOR THE ANNUAL MEETING, INCLUDING THE ANNUAL REPORT AND THE PROXY STATEMENT (COLLECTIVELY, THE “PROXY MATERIALS”) ARE ALSO AVAILABLE AT WWW.VIEWOURMATERIAL.COM/SACH.

THE VOTING AND VOTE REQUIRED

Record Date and Quorum

Only shareholders of record at the close of business on August 27, 2024 (the “Record Date”), are entitled to notice of and vote at the Annual Meeting. On the Record Date, we had 47,294,326 common shares, par value $0.001 per share (“Common Shares”) and 2,246,210 shares of 7.75% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) issued and outstanding. Each Common Share is entitled to one vote and, except under limited circumstances, none of which have occurred, holders of the Series A Preferred Stock do not have any voting rights and are not be entitled to vote at the Annual Meeting. Common Shares represented by a properly executed, unrevoked Proxy received in time for the Annual Meeting will be voted as specified. A quorum will be present at the Annual Meeting if shareholders owning a majority of the Common Shares outstanding on the Record Date are present at the Annual Meeting, virtually or by Proxy.

Voting of Proxies

The person acting as proxy (the “Proxyholder”) pursuant to the enclosed Proxy will vote the Common Shares represented as directed in the signed Proxy. Unless otherwise directed in the Proxy, the Proxyholder will vote the Common Shares represented by the Proxy: (i) for the election of the director nominees named in this Proxy Statement (“Election of Directors”); (ii) for the advisory approval of the appointment of Hoberman & Lesser CPA’s, LLP (“H&L”) as the Company’s independent auditors for the year ending December 31, 2024 (the “Approval of Auditors”); (iii) for approval of the non-binding advisory resolution relating to executive compensation (the “Advisory Vote on Executive Compensation”); (iv) for the holding of a non-binding advisory vote on executive compensation every three years (the “Frequency Vote”); and (v) in their discretion, on any other business that may come before the Annual Meeting and any adjournments of the Annual Meeting.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (see below). All Common Shares represented by valid Proxies will be voted in accordance with the instructions contained therein. A Proxy may be revoked by the shareholder giving the Proxy at any time before it is voted, by written notice addressed to and received by the Secretary of the Company or Secretary of the Annual Meeting, and a prior Proxy is automatically revoked by a shareholder giving a subsequent Proxy or attending and voting at the Annual Meeting. Attendance at the Annual Meeting, however, in and of itself does not revoke a prior Proxy. Common Shares represented by Proxies that are marked “WITHHOLD” or “ABSTAIN” will be counted for quorum purposes.

Broker Non-Votes. A broker non-vote occurs when Common Shares held by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients (“broker non-votes”). If your broker holds your Common Shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your Common Shares on "routine" matters. Where a proposal is a “non-routine” matter, a broker who has not received instructions from its clients does not have discretion to vote its clients' uninstructed Common Shares on that proposal. At the Annual Meeting, the Approval of Auditors (Proposal No. 2) is considered a routine matter. The Election of Directors (Proposal No. 1), the Advisory Vote on Executive Compensation (Proposal No. 3) and Approval of the Non-Binding Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation (the “Frequency Vote”) (Proposal No. 4) are considered "non-routine," and your broker will not have discretion to vote on these proposals. Broker non-votes will be counted towards determining whether or not a quorum is present.

Voting Requirements

Election of Directors. The election of the five (5) director nominees will require a plurality of the votes cast at the Annual Meeting. Election by a plurality means that the director nominee with the most votes for a particular Board seat is elected for that seat.  Common Shares represented by Proxies marked “Withhold” and broker non-votes will be deemed not to have been cast and will have no effect on the outcome of the vote.

Approval of Auditors, the Advisory Vote on Executive Compensation and the Frequency Vote. The affirmative vote of a majority of the votes cast on the matter by shareholders entitled to vote at the Annual Meeting is required to approve the appointment of H&L as the Company’s independent auditors on an advisory basis for the fiscal year ending December 31, 2024 and the Advisory Vote on Executive Compensation. With respect to the Frequency Vote, a shareholder may vote to set the Frequency Vote to occur every year, every two years, or every three years, or may abstain. The frequency of an Advisory Vote on Executive Compensation will be based on the interval receiving the majority of the votes cast on the Frequency Vote. An abstention from voting on Approval of Auditors, the Advisory Vote on Executive Compensation or the Frequency Vote will be treated as “present” for quorum purposes. Common Shares represented by Proxies marked “ABSTAIN” will not be treated as a vote “for” or “against” the matter and, thus will have no effect on the outcome of the vote.

Virtual Meeting Instructions/Q&A

Q:	Why are you holding a virtual meeting instead of an in-person meeting?

A:	We believe that holding a virtual meeting will enable more of our shareholders to attend and participate in the Annual Meeting since our shareholders can participate from any location around the world with Internet access. Virtual meetings provide expanded access, improved communication and cost savings for us and our shareholders.

Q:	How can I attend the Annual Meeting?

A:	The Annual Meeting will be conducted completely online via the Internet. To participate in the virtual Annual Meeting, you must register in advance at www.cesonlineservices.com/sach24_vm prior to the deadline of 10:00 a.m., Eastern Daylight Saving Time, on September 30, 2024. Please have your Proxy, voting instruction form, or other communication containing your control number available and follow the instructions to complete your registration request. If you are a holder of record and you have misplaced your control number, please email the Company at drb@sachemcapitalcorp.com. If you are a beneficial holder, you must obtain a “legal proxy” from your broker, bank or other nominee to participate in the Annual Meeting. Upon completing registration, shareholders will receive a confirmation email with a link and instructions for accessing the Annual Meeting. We encourage you to access the Annual Meeting before the start time of 10:00 a.m., Eastern Daylight Saving Time, on October 1, 2024. Please allow ample time for online check-in, which will begin at 9:30 a.m. Eastern Daylight Saving Time, on October 1, 2024. We will have a support team ready to assist attendees with any technical difficulties they may have accessing or hearing the audio webcast of the meeting.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to vote in person at the meeting or to grant your voting Proxy directly to us.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank, or nominee, which is considered, with respect to those shares, the shareholder of record. As the beneficial owner of shares, you are invited to attend the virtual Annual Meeting; however, you may not vote your shares at the Annual Meeting unless you obtain a written Proxy from your broker. You may vote your shares as described in the question below, “If I am a beneficial owner shareholder, how do I vote?”.

Q:	If I am a beneficial owner shareholder, how do I vote?

A:	If you are a beneficial owner of shares, you will receive instructions from your broker describing how to vote your shares. As a beneficial owner of your shares, you are entitled to direct your broker how to vote your shares. You may instruct your broker on how to vote by completing the voting instruction form provided to you by your broker. You may also vote by telephone or via the Internet if your broker makes such methods available, in which case applicable instructions will be provided to you by your broker. For further information, see the question below, “What is a broker non-vote?”

Q:	If I am a shareholder of record, how do I vote?

A:	If you are a shareholder of record, you may vote your shares via the Internet at www.cesvote. You may also vote by touch-tone telephone from the United States by calling (888) 693-8683, or by completing, signing and dating the Proxy and returning the enclosed Proxy in the pre-paid envelope. In order to be valid and acted upon at the Annual Meeting, your proxy must be received before 11:59 p.m., Eastern Daylight Saving Time, on September 30, 2024. Shares represented by Proxy will be voted at the Annual Meeting unless the Proxy is revoked at any time prior to the time at which the shares covered by Proxy are voted by: (i) timely submitting a Proxy with new voting instructions via the Internet or telephone; (ii) timely delivering a valid, later-dated executed Proxy; (iii) delivering a written notice of revocation that is received by our Corporate Secretary at Sachem Capital Corp., 568 East Main Street, Branford, Connecticut 06405, Attention: Secretary, by 11:59 p.m., Eastern Daylight Saving Time, on September 30, 2024; or (iv) voting at the virtual Annual Meeting by completing a ballot. The control number provided on your voting information form or Proxy is necessary to vote. Please review the materials provided to you and vote as soon as possible.

Q:	What is a broker non-vote?

A:	If your shares are held in “street name” (that is, held for your account by a broker, bank, or other nominee), you will receive voting instructions from your broker, bank, or other nominee. If you are a street name holder and your shares are registered in the name of a broker, the New York Stock Exchange (the “NYSE”) rules applicable to brokers who have record ownership of listed Company stock determine whether your broker may vote your shares in its discretion even if it does not receive voting instructions from you (so called “discretionary voting authority”).

A “broker non-vote” occurs when a broker submits a Proxy on behalf of a beneficial owner for a shareholder meeting but does not vote on a particular proposal because such broker does not have discretionary voting authority with respect to that proposal and has not received voting instructions from the beneficial owner. Broker non-votes, if any, will be included in the calculation of the number of shares considered to be present for the purpose of determining a quorum, but will not be counted in determining the number of votes cast on certain proposals.

Q:	Can I change my vote?

A:	Yes. If your shares are registered directly in your name, you may change your vote or revoke your Proxy by:

•	Delivering written notice of revocation to the Corporate Secretary at Sachem Capital Corp., 568 East Main Street, Branford, Connecticut 06405, Attention: Secretary;

•	Delivering a properly executed Proxy bearing a later date than the Proxy that you wish to revoke;

•	Submitting a later dated Proxy over the telephone or Internet in accordance with the instructions on the Proxy; or

•	Voting your shares electronically during the Annual Meeting.

If you are the beneficial owner of shares held through a broker, bank or other nominee, then you must follow the specific instructions, including applicable deadlines, provided to you by your broker, bank or other nominee to change or revoke any instructions you have already provided to your broker, bank or other nominee. If you have obtained a voter instruction form from your broker, bank or other nominee that holds your shares giving you the right to vote the shares, you may change your vote by attending the virtual Annual Meeting and voting electronically if you attach to your ballot a legal proxy from your broker, bank or other nominee saved as a PDF or image file.

Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of Proxy.

Q:	Who will count the votes?

A:	Corporate Election Services, Inc. (“CES”) will serve as tabulator and Peter Giannotti, Secretary of the Company, or a qualified replacement if he is unable to serve, will act as inspector of election. In such capacity, Mr. Giannotti will count and certify votes at the Annual Meeting.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will publish the voting results in a Current Report on Form 8-K to be filed with the SEC following the end of the Annual Meeting.

Q:	What happens if the Annual Meeting is adjourned?

A:	Unless a new record date is fixed, your proxy will continue to be valid pursuant to applicable law and may be used to vote our Common Shares at the adjourned Annual Meeting. You will still be able to change or revoke your Proxy until it is used to vote your shares.

Q:	Will my shares be voted if I do nothing?

A:	If you are a shareholder of record and do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting. If you are a beneficial holder and do not instruct your broker, bank, or other nominee how to vote your shares, your broker will not be able to vote on your behalf without instruction as to any matter that is considered non-routine under the NYSE rules. For more information, please see “What is a broker non-vote?” in this Proxy Statement.

Proposal No. 1

ELECTION OF DIRECTORS

Five (5) directors are to be elected at the Annual Meeting. All directors hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified.

It is intended that votes pursuant to the enclosed Proxy will be cast for the election of the five (5) director nominees named below. If any such nominee should become unable or unwilling to serve as a director, the Proxyholder will vote for the election of an alternate candidate, if any, as shall be designated by the Board. The Board has no reason to believe that any of these nominees will be unable to serve if elected. Each nominee has consented to being named in this Proxy Statement and to serve if elected. All five (5) nominees are currently members of the Board. There are no family relationships among any of the executive officers or directors of the Company.

Our director nominees and their respective ages as of the Record Date are as follows:

Name	Age	Position
John L. Villano	64	Chairman of the Board, Chief Executive Officer and President
Leslie Bernhard (1)(4)	80	Director
Arthur L. Goldberg (2)(4)	85	Director
Brian A. Prinz (3)(4)	71	Director
Jeffery C. Walraven	55	Director

(1)	Chair of the Compensation Committee (“Compensation Committee”).
(2)	Chair of the Audit Committee (“Audit Committee”).
(3)	Chair of the Nominating and Corporate Governance Committee (“Nominating and Corporate Governance Committee Committee”).
(4)	Member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Set forth below is a brief description of the background and business experience of our director nominees:

John L. Villano is Chairman of the Board, Chief Executive Officer and President. Mr. Villano is one of our founders. Mr. Villano was appointed as a director and Chairman of the Board, Co-Chief Executive Officer, Chief Financial Officer and Secretary in February 2017, immediately prior to our initial public offering. In November 2019, upon the resignation of his brother, Jeffrey C. Villano, he became our sole Chief Executive Officer and was appointed Treasurer in addition to his then current positions with the Company and resigned as Secretary. Mr. Villano served as our Chief Financial Officer until August 2022, when we hired John E. Warch, and as our Treasurer until July 2022. He was appointed as our Interim Chief Financial Officer in May 2023 upon the departure of Mr. Warch, our then Chief Financial Officer. He served as our Interim Chief Financial Officer until June 2024, when we promoted Nicholas M. Marcello, our then Vice President of Finance & Operations, to Interim Chief Financial Officer. Mr. Villano has been designated as our principal executive officer. Mr. Villano is a certified public accountant and was engaged in the private practice of accounting and auditing for almost 30 years. His responsibilities include overseeing all aspects of our business operations, including loan origination and servicing, investor relations, brand development and business development. He is also responsible for all our accounting and financial matters. Mr. Villano holds a bachelor’s degree in Accounting from the University of Rhode Island in 1982. We believe that Mr. Villano’s experience in managing our business since its inception and his professional background as a certified public accountant make him an important part of our management team and make him a worthy candidate to serve on the Board and to lead the Board as Chairman.

Leslie Bernhard was appointed as a director in February 2017. In 1986, Ms. Bernhard co-founded AdStar, Inc., an electronic ad intake service to the newspaper industry, and served as its president, chief executive officer and executive director until 2012. She also served as interim chief executive officer of Milestone from October 2017 to December 2017. In February 2024, she joined the board of directors of Sharplink Gaming Inc. (NASDAQ: SBET), an online technology company, as a director. In addition, since November 2023, she has been serving as the Chair of the board of Nexalin Technology, Inc. (NASDAQ: NXL), a company that designs and develops medical devices that utilizes bioelectronic medical technology. Prior to that, she served as an independent director of Milestone Scientific Inc. (NYSE American: MLSS), a developer and manufacturer of medical and dental devices, from May 2003 until January 4, 2023 and as the non-executive chairman of the Milestone board of directors from October 2009 through January 4, 2023. From 2007 through September 2018, Ms. Bernhard served as an independent director of Universal Power Group, Inc., a global supplier of power solutions (“UPG”), and as a consultant to UPG from September 2018 to December 2020. Ms. Bernhard holds a BS Degree in Education from St. John’s University. We believe that Ms. Bernhard’s experience as an entrepreneur and her service as a director of other public corporations enable her to make important contributions to the Board.

Arthur L. Goldberg was appointed as a director in February 2017. He has been a private accounting and business consultant since April 2012. From March 2011 through June 2015, he served as a director of Sport Haley Holdings, Inc., a manufacturer and distributor of sportswear and furniture. From January 2008 through March 2013, he served as a member of the board of directors of SED International Holdings, Inc. (OTC: SEDN), a distributor of consumer electronics. From January 2008 through March 2012, he served as the chief financial officer of Clear Skies Solar, Inc., an installer of solar panels. Mr. Goldberg has held senior executive positions, including chief financial officer and chief operating officer, and served as a director of several public companies. From January 2008 through June 2008, he served as the chief financial officer of Milestone Scientific, Inc. (NYSE American: MLSS), a developer and manufacturer of medical and dental devices. From June 1999 through April 2005, Mr. Goldberg was a partner with Tatum CFO Partners, LLP, which provided interim CFO staffing services for public and private companies. Mr. Goldberg is an attorney and a certified public accountant and holds a B.B.A. degree from the City College of New York, an M.B.A. from the University of Chicago and J.D. and LLM degrees from the New York University School of Law. Mr. Goldberg was selected as a director because of his experience as the senior executive, operations and financial officer of several public companies and because of his background in accounting and law. We believe that his background and experience provide the Board with a perspective on corporate finance matters. Given his financial experience, the Board has also determined that Mr. Goldberg qualifies as the Audit Committee financial expert, pursuant to Item 407(d)(5) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”).

Brian A. Prinz was appointed as a director in February 2017. He is currently retired and, since 2016, has been a member of the board of directors of Current, Inc., a leading manufacturer of laminated products including sheeting, tubes, rods, spacers and standoffs, as well as electrical grade laminates, a variety of carbon fiber products and other industrial products, which are used in various industries including construction, recreation, energy exploration and defense.  From September 2022 to September 2023, Mr. Prinz served as a consultant to Current, Inc. Prior to that, from September 2001 to September 2022, he was the president and chief financial officer of Current, Inc., with which he was employed since 1976.  Mr. Prinz graduated from Bryant College with a B.A. in 1976.  We believe that his background and experience make him well qualified to serve as a member of the Board.

Jeffery C. Walraven was appointed as a director in August 2024. Mr. Walraven brings to the Board experience in public company accounting, corporate capital markets and background in the real estate industry. Mr. Walraven is a co-founder and chief operating officer of Freehold Properties, Inc., a real estate investment trust (REIT) focused on specialty industrial and retail real estate, since its formation in May 2019. In addition, he has served as an independent director and member of the audit committee of Broad Street Realty, Inc. (OTCQX: BRST), a real estate company that owns, operates, develops, and redevelops primarily essential grocery-anchored shopping centers and mixed-use properties, since September 2023. From January 2014 to May 2019, Mr. Walraven served as executive vice president and chief financial officer of MedEquities Realty Trust, Inc. (formerly NYSE: MRT), a REIT specializing in healthcare properties. From July 2007 to June 2014, Mr. Walraven served as an assurance partner of BDO USA, LLP, an international accounting firm, and was appointed managing partner of BDO USA’s Memphis office in January 2013. Mr. Walraven is formerly a certified public accountant and graduated from Bob Jones University with a B.S. in Financial Management and from Clemson University with an M.P.A. in professional accountancy. We believe Mr. Walraven’s experience in public company accounting, corporate capital markets and background in the real estate industry make him well qualified to serve as a member of the Board.

The Board recommends a vote FOR the election of each director nominee,

and Proxies that are signed and returned will be so voted,

unless otherwise instructed.

*          *          *          *          *

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Capacity in Which Served	In Current Position Since
John L. Villano (1)	64	Chairman of the Board, Chief Executive Officer and President (2)	2017

Nicholas M. Marcello	33	Chief Financial Officer	2024(3)

(1)	Biographical information is provided above.

(2)	From May 4, 2023 through June 5, 2024, John L. Villano also held the position of Interim Chief Financial Officer.

(3)	From June 5, 2024 through August 8, 2024, Nicholas M. Marcello held the position of Interim Chief Financial Officer.

Nicholas M. Marcello became our Chief Financial Officer (and principal accounting officer) in August 2024. Prior to that, he was our Interim Chief Financial Officer since June 2024. In September 2020 he was hired to serve as our Director of Finance and in January 2022 was promoted to Vice President of Finance & Operations. In both capacities he was responsible for overseeing our capital market activities, portfolio management, foreclosures & workouts, legal, investments, and the Human Resources function. Mr. Marcello brings experience in compliance, financial modeling, deal structuring, and operations. Previously, from October 2017 to September 2020, he was Assistant Controller at Waypoint Real Estate Investments where his role included monthly operational reporting, annual audits, transactions and tax compliance. He began his career at PricewaterhouseCoopers LLP, a multinational professional services network of firms, in the Investment Management Group where he performed tax and audit compliance for private equity, hedge fund, and real estate clients. Mr. Marcello received a B.S. from Providence College in 2013 and a M.B.A and M.S. in Accounting from Northeastern University in 2015.

Code of Ethics

We have adopted a code of ethics that applies to our directors, principal executive officer, principal financial officer and other persons performing similar functions. The Code of Ethics is posted on our web site at www.sachemcapitalcorp.com. We will also provide a copy of the Code of Ethics to any person without charge, upon written request addressed to John L. Villano at our principal executive office located at 568 East Main Street, Branford, CT 06405. In addition, we intend to post on our website all disclosures that are required by law or the NYSE American LLC (the “NYSE American”) listing standards concerning any amendments to, or waivers from, any provision of our Code of Ethics.

Director Independence and Committees of the Board

The current members of the Board are John L. Villano, Leslie Bernhard, Arthur L. Goldberg, Brian A. Prinz and Jeffery C. Walraven. The Board has determined, in accordance with the NYSE American LLC Company Guide, that: (i) Ms. Bernhard and Messrs. Goldberg, Prinz and Walraven are independent and represent a majority of its members; and (ii) Ms. Bernhard and Messrs. Goldberg, Prinz and Walraven, as the members of the Audit Committee, the Nominating and Corporate Governance Committee and Compensation Committee, are independent for such purposes. In determining director independence, the Board applies the independence standards set by NYSE American. In applying these standards, the Board considers all transactions with the independent directors and the impact of such transactions, if any, on any of the independent directors’ ability to continue to serve on the Board.

We have three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Members of each committee must also meet applicable independence tests of the NYSE American and SEC. In connection with this determination, each director and executive officer completes a questionnaire which requires disclosure of, among other topics: any transactions or relationships between any director or any member of his or her immediate family and the Company and its subsidiaries, affiliates, our independent registered public accounting firm or any advisors to the Compensation Committee; any transactions or relationships between any director or any member of his or her immediate family and members of the senior management of the Company or their affiliates; and any charitable contributions to not-for-profit organizations for which our directors or immediate family members serve as executive officers.

The Board has determined that each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is made up entirely of independent directors as defined under the NYSE American LLC Company Guide. Mr. Goldberg is the chairman of the Audit Committee and qualifies as an “audit committee financial expert” pursuant to Item 407(d)(5) of Regulation S-K; Ms. Bernhard is the chairwoman of the Compensation Committee; and Mr. Prinz is the chairman of the Nominating and Corporate Governance Committee. As members of the committees, independent directors meet without the presence of non-independent directors in executive session.

Audit Committee. The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act, oversees our accounting and financial reporting processes, internal systems of accounting and financial controls, relationships with auditors and audits of financial statements. Specifically, the Audit Committee’s responsibilities include the following:

•	selecting, hiring and terminating our independent auditors;

•	evaluating the qualifications, independence and performance of our independent auditors;

•	approving the audit and non-audit services to be performed by the independent auditors;

•	reviewing the design, implementation and adequacy and effectiveness of our internal controls and critical policies;

•	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and other accounting matters;

•	with management and our independent auditors, reviewing any earnings announcements and other public announcements regarding our results of operations; and

•	preparing the report that the SEC requires in our annual proxy statement.

Compensation Committee. The Compensation Committee assists the Board in determining the compensation of our executive officers and directors. The Compensation Committee is comprised entirely of directors who satisfy the standards of independence applicable to Compensation Committee members established under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and Section 16(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Specific responsibilities include the following:

•	approving the compensation and benefits of our executive officers;

•	reviewing the performance objectives and actual performance of our officers; and

•	administering our stock option and other equity and incentive compensation plans.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the Board by identifying and recommending individuals qualified to become members of the Board. Specific responsibilities include the following:

•	evaluating the composition, size and governance of the Board and its committees and making recommendations regarding future planning and the appointment of directors to our committees;

•	establishing a policy for considering shareholder nominees to the Board;

•	reviewing our corporate governance principles and making recommendations to the Board regarding possible changes; and

•	reviewing and monitoring compliance with our Code of Ethics and insider trading policy.

During fiscal year 2023, the Board held fifteen meetings, including regularly scheduled meetings and special meetings. The Audit Committee held four meetings, the Compensation Committee held one meeting and the Nominating and Corporate Governance Committee held one meeting. The charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our website at www.sachemcapitalcorp.com/investor-relations/governance.

All directors attended or participated in at least 75% of the aggregate number of meetings of the Board and of the Board’s committees on which each applicable director served.

It is the Company's policy that directors are encouraged to attend the Annual Meeting. All of our directors, excepting Mr. Walraven, who was not yet a member of the Board, attended the Company’s 2023 annual meeting.

Audit Committee Report

The Audit Committee oversees our financial reporting process on behalf of the Board. The Audit Committee consists of three (3) members of the Board who meet the independence and experience requirements of NYSE American and the SEC.

The Audit Committee retains our independent registered public accounting firm and approves in advance all permissible non-audit services performed by them and other auditing firms. Although management has the primary responsibility for the financial statements and the reporting process including the systems of internal control, the Audit Committee consults with management and our independent registered public accounting firm regarding the preparation of financial statements, the adoption and disclosure of our critical accounting estimates and generally oversees our relationship with our independent registered public accounting firm.

The Audit Committee has reviewed our audited financial statements for the year ended December 31, 2023 and met with management to discuss such audited financial statements. The Audit Committee has discussed with H&L, our independent accountants, the matters required to be discussed pursuant to applicable auditing standards. The Audit Committee has received the written disclosures and the letter from H&L required by the Public Company Accountant Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with H&L its independence from us and our management. H&L had full and free access to the Audit Committee. Based on its review and discussions, the Audit Committee has recommended to the Board that our audited financial statements for the year ended December 31, 2023 be included in our Annual Report on Form 10-K for the year then ended for filing with the SEC.

AUDIT COMMITTEE:
Arthur L. Goldberg, Chairman
Leslie Bernhard
Brian A. Prinz

The above Audit Committee report is not deemed to be “soliciting material,” and is not “filed” with the SEC.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for recommending to the Board the director nominees for election at the annual meeting of shareholders each year and will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating and Corporate Governance Committee may also take into consideration the number of Common Shares of Company stock held by the recommending shareholder and the length of time that such Common Shares have been held. To have a candidate considered by the Nominating and Corporate Governance Committee, a shareholder must submit the recommendation in writing and must include the following information: (i) the name of the shareholder and evidence of the person's ownership of Company stock, (including the number of Common Shares owned and the length of time of ownership); (ii) the name of the candidate; (iii) the candidate's resume or a listing of his or her qualifications to be a director of the Company; and (iv) the person's consent to be named as a director if selected by the Nominating and Corporate Governance Committee and nominated by the Board.

The information described above must be sent to the Company’s Chief Financial Officer at 568 East Main Street, Branford, Connecticut 06405, on a timely basis to be considered by the Nominating and Corporate Governance Committee, within the time periods set forth in the “Shareholder Proposals” section below.

The Nominating and Corporate Governance Committee may also receive suggestions from current Company directors, executive officers or other sources, which may be either unsolicited or in response to requests from the Nominating and Corporate Governance Committee for such candidates. The Nominating and Corporate Governance Committee also, from time to time, may engage firms that specialize in identifying director candidates.

Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the Nominating and Corporate Governance Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the Nominating and Corporate Governance Committee may contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating and Corporate Governance Committee may request information from the candidate, review the person's accomplishments and qualifications and may conduct one or more interviews with the candidate. The Nominating and Corporate Governance Committee may consider all such information in light of information regarding any other candidates that the Nominating and Corporate Governance Committee might be evaluating for membership on the Board. In certain instances, the Nominating and Corporate Governance Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments. The Nominating and Corporate Governance Committee's evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although, as stated above, the Board may take into consideration the number of Common Shares held by the recommending shareholder and the length of time that such Common Shares have been held.

Disclosure of Director Qualifications

The Board, acting through the Nominating and Corporate Governance Committee, is responsible for assembling for shareholder consideration a group of nominees that, taken together, have the experience, qualifications, attributes, and skills appropriate for functioning effectively as a board of directors.

The Nominating and Corporate Governance Committee believes that the minimum qualifications for service as a director are that a nominee possesses an ability, as demonstrated by recognized success in his or her business or professional field, to make meaningful contributions to the Board's oversight of the business and affairs of the Company as well as a reputation of integrity and competence in his or her personal and professional activities. The Nominating and Corporate Governance Committee's criteria for evaluating potential candidates include the following: (i) an understanding of the Company's business, the markets in which it operates and culture; (ii) the possession of such knowledge, skills, expertise and diversity of experience that would enhance the Board's ability to manage and direct the affairs and business of the Company; (iii) certain personal characteristics including integrity, competence, suitable professional training and experience, record of achievement, a reputation for collegiality, a history of constructive contribution to collective endeavors and (iv) the ability and commitment to devote sufficient time and energy to serve on the Board. Finally, the Nominating and Corporate Governance Committee seeks to include on the Board a complementary mix of individuals with diverse backgrounds, skills, experiences and perspectives that reflect the values of the community in which the Company operates and that will enable the Company to fully and properly serve its clients and the surrounding communities as well as address the business and social challenges that could arise in the course of the Company’s business activities.

Board Leadership Structure

John L. Villano has served as Chairman of the Board, co-Chief Executive Officer and Chief Executive Officer (upon the departure of Jeffrey C. Villano in November 2019) since taking office in February 2017. Our By-Laws give the Board the flexibility to determine whether the roles of Chairman of the Board and Chief Executive Officer should be held by the same person or by two separate individuals. Our Nominating and Corporate Governance Committee evaluates our leadership structure and determines the most appropriate structure based upon its assessment of the Company’s needs, strategy and long-term goals. The Board also considers specific circumstances that may arise from time to time as well as social and cultural issues that may arise in the course of the Company’s business. At this time, the Board has determined that having John L. Villano serve as both the Chairman of the Board and Chief Executive Officer is in the best interest of our shareholders. The Board believes this structure makes the best use of Mr. Villano’s extensive knowledge of our business, financial requirements, personnel, strategic initiatives and industry. It also fosters real-time communication between management and the Board.

Board Succession Planning and Governance Enhancement

Our Board continuously reviews our governance practices and updates them, as appropriate, based upon New York law (the state in which we are incorporated), NYSE American rules and listing standards, and SEC rules and regulations, as well as best practices suggested by recognized governance authorities.

As our business continues to evolve to serve our customers, it is imperative that our Board evolves as well. To this end, we undertook a robust Board succession planning and refreshment process, which was informed by feedback from our annual Board evaluation and discussions with our shareholders and our Nominating and Corporate Governance Committee. As a result of this process, the Board appointed Jeffery Walraven in August 2024. Mr. Walraven is an experienced leader with a passion for excellence. The Board is confident that his extensive experience with public real estate companies and his capital markets, accounting and finance experience will be a strategic asset to our Board. If reelected, he will be the fourth independent director on our Board. The Company’s slate of director nominees for election at the Annual Meeting includes Mr. Walraven, along with our current Board directors John L. Villano, Leslie Bernhard, Arthur L. Goldberg and Brian A. Prinz.

The Board’s Oversight of Risk Management

The Board recognizes that all companies face a variety of risks, including credit risk, liquidity risk, strategic risk, and operational risk. The Board believes an effective risk management system will (1) timely identify the material risks that we face, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board committee, (3) implement appropriate and responsive risk management strategies consistent with our risk profile, and (4) integrate risk management into our decision-making. The Board encourages, and management promotes, a corporate culture that incorporates risk management into our corporate strategy and day-to-day business operations. The Board also continually works, with the input of management to assess and analyze the most likely areas of future risk to which we may be vulnerable.

Cybersecurity-Related Risks

We recognize the critical importance of maintaining the integrity, availability and security of our information systems. We take a holistic, multi-layered approach to addressing cybersecurity risks, supported by management and the Board. Our Board has ultimate oversight of cybersecurity risk but has delegated some oversight responsibilities to management as part of our enterprise risk management program. For further discussion of cyber security risk management, see Item 1C, Cybersecurity, of our Annual Report.

Communications with Directors

The Board has established a process to receive communications from shareholders. Shareholders and other interested parties may contact any member (or all members) of the Board, or the non-management directors as a group, any Board committee or any chair of any such committee by mail or electronically. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent to Sachem Capital Corp., 568 East Main Street, Branford, Connecticut 06405, Attention: Secretary.

All communications received as set forth in the preceding paragraph will be opened by the Secretary of the Company for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the Board will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Trading Restrictions

All of our officers, directors and employees are subject to our insider trading policy, which prohibits trading in our securities while in possession of material nonpublic information about us. In addition, all trades by directors, a Named Executive Officer (as defined below) and certain other employees and consultants must be pre-approved by our designated chief compliance officer. Under this policy, those subject to the insider trading policy may not trade in options, warrants, puts and calls or similar instruments or Company securities or sell Company securities “short.”

COMPENSATION OF DIRECTORS

Our non-employee director compensation plan, as amended in September 2023 (the “Director Plan”), provides as follows:

•	each non-employee director receives cash compensation at a rate of $90,000 per year, effective on January 1, 2024, which amount shall be paid in equal quarterly installments of $22,500 on the first day of each calendar quarter (i.e., January 1, April 1, July 1, and October 1);

•	the additional cash compensation payable to the chairperson of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee remain unchanged as follows:

o	the chairperson of the Audit Committee receives additional cash compensation of $7,500 per year, payable in equal quarterly installments of $1,875 on the first day of each calendar quarter (i.e., January 1, April 1, July 1, and October 1);
o	the chairperson of the Compensation Committee receives additional cash compensation of $5,000 per year, payable in equal quarterly installments of $1,250 on the first day of each calendar quarter (i.e., January 1, April 1, July 1, and October 1);
o	the chairperson of the Nominating and Corporate Governance Committee receives additional cash compensation of $2,500 per year, payable in equal quarterly installments of $625 on the first day of each calendar quarter (i.e., January 1, April 1, July 1, and October 1);

•	each non-employee director receives a grant of 6,000 Common Shares on the date he or she is re-elected to serve on the Board; and

•	the non-employee director serving on our Loan Approval Committee receives additional cash compensation of $7,500 per year, payable in equal quarterly installments of $1,875 on the first day of each calendar quarter (i.e., January 1, April 1, July 1, and October 1).

John L. Villano, an executive officer as well as a director, does not receive compensation in connection with his position as a member of the Board.

The following table provides compensation information for the year ended December 31, 2023 for each of the Independent Directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards($)(2)	Total ($)
Leslie Bernhard	$95,000	$21,240	$116,240
Arthur L. Goldberg	$97,500	$21,240	$118,740
Brian A. Prinz	$100,000	$21,240	$121,240
Jeffery Walraven(3)	$0	$0	$0

(1)	During the year ended December 31, 2023, each of Ms. Bernhard and Messrs. Goldberg and Prinz was awarded a bonus of $30,000 which is included in their respective amount.

(2)	During the year ended December 31, 2023, under the Director Plan, each of Ms. Bernhard and Messrs. Goldberg and Prinz was awarded an aggregate of 6,000 Common Shares, respectively. The dollar amounts reflected in the table are the aggregate grant date fair value for the Common Shares awarded computed in accordance with Financial Accounting Standards Board Accounting Standards Codified Topic 718 (“FASB ASC Topic 718”).

(3)	Appointed to the Board on August 21, 2024.

Executive Compensation

The following Summary Compensation Table sets forth all compensation earned by or paid to, in all capacities, during the years ended December 31, 2023 and 2022 to John L. Villano. Other than Mr. Villano, no one else qualified as a “Named Executive Officer” as defined in Item 402(a)(3) of Regulation S-K:

Summary Compensation Table

				Stock		All Other
Name and Principal Position	Year	Salary	Bonus	Awards(2)		Compensation		Total
		($)	($)	($)		($)		($)
John L. Villano	2023	$750,000	$337,500	$506,544	(3)	$114,392	(5)	$1,708,436
Chairman of the Board, Chief Executive Officer, President, Interim Chief Financial Officer and Director(1)	2022	$750,000	$250,000	$500,000	(4)	$24,990		$1,524,990

(1)	From May 4, 2023 through June 5, 2024, John L. Villano also held the position of Interim Chief Financial Officer upon the departure of John E. Warch, our then Chief Financial Officer, on May 4, 2023. On June 5, 2024, Nicholas M. Marcello, Vice President of Finance & Operations, was promoted to Interim Chief Financial Officer, replacing John L. Villano in that position and on August 8, 2024, Mr. Marcello was promoted to Chief Financial Officer.

(2)	Represents the aggregate grant-date fair value of the awards computed in accordance with FASB ASC Topic 718.

(3)	Represents the grant-date fair value on an aggregate of 130,890 Common Shares awarded on February 17, 2023, computed in accordance with FASB ASC Topic 718.

(4)	Represents the grant-date fair value on an aggregate of 98,425 Common Shares awarded on April 5, 2022, computed in accordance with FASB ASC Topic 718.

(5)	Represents an auto allowance of $26,000 per annum and a one-time payment by the Company, in the amount of $88,392, to cover the estimated tax liability for the 2023 Stock Award.

Employment Agreement — John L. Villano

In August 2016, in anticipation of our initial public offering, we entered into an employment agreement with John L. Villano. The material terms of Mr. Villano’s employment agreement are as follows:

•	Mr. Villano serves as our Chairman, Chief Executive Officer and President. He also served as our Interim Chief Financial Officer until June 2024.

•	The term of his employment, which commenced in February 2017, is five years, unless terminated earlier in accordance with his employment agreement. The termination date is extended one year on each anniversary date of the agreement unless either party to the agreement provides written notice at least 180 days before the next anniversary date that it is electing not to renew the agreement, in which case the agreement will terminate at the end of the fourth year from the next anniversary date.

•	As of April 2021, Mr. Villano’s base salary was $500,000 per annum. In addition, for the year ended December 31, 2021, he was entitled to a one-time cash bonus of $250,000, which was paid in 2021. He was also entitled to a “target bonus” of up to $250,000, as determined by the Compensation Committee, which would have been payable in 2022. Mr. Villano waived his right to receive the target bonus.

•	In April 2022, Mr. Villano’s base salary was increased to $750,000 per annum, retroactive to January 1, 2022.

•	Mr. Villano is entitled to incentive compensation in such amount as shall be determined by the Compensation Committee of the Board in its sole and absolute discretion, based on our achievement of the financial performance goals set by the Board and capital transactions.

•	Mr. Villano has the right to participate in all retirement, pension, deferred compensation, insurance and other benefit plans adopted and maintained by us for the benefit of employees and be entitled to additional compensation in an amount equal to the cost of any such benefit plan or program if he chooses not to participate.

•	Mr. Villano is indemnified to the full extent permitted by law against and for any claims, liabilities, losses, expenses and costs incurred that relate to any acts or omission taken in his capacity as an officer or director.

•	We have the right to terminate the employment agreement at any time with or without cause and for death or disability (as defined in the employment agreement). See below for the payments due upon a termination.

•	Mr. Villano is subject to a two-year non-competition provision if we terminate the employment agreement for cause.

•	In the event any payment to the employee is subject to an excise tax under the Code, we will pay the employee an additional amount equal to the amount of the excise tax and any other taxes (whether in the nature of excise taxes or income taxes) due with respect to such payment.

In April 2021, Mr. Villano received a grant of 89,928 restricted Common Shares (based on the closing price of $5.56 per Common Share on April 8, 2021) vesting in three equal installments on each of January 1, 2022, 2023 and 2024, which are subject to forfeiture, to the extent unvested, if he voluntary resigns as an employee of the Company without “Good Reason” or if his employment is terminated for “Cause.”

In April 2022, Mr. Villano received a grant of 98,425 restricted Common Shares (based on the closing price of $5.08 per Common Share on April 5, 2022) vesting in three equal installments on each of January 1, 2023, 2024 and 2025, which are subject to forfeiture under the same terms and conditions as the 2021 grant.

In February 2023, Mr. Villano received a grant of 130,890 restricted Common Shares (based on the closing price of $3.82 per Common Share on February 16, 2023) vesting in three equal installments on each of January 1, 2024, 2025 and 2026, which are subject to forfeiture under the same terms and conditions as the 2021 grant.

In March 2024, Mr. Villano received a grant of 111,857 restricted Common Shares (based on the closing price of $4.53 per Common Share on March 19, 2024) vesting in three equal installments on each of January 1, 2025, 2026, and 2027, which are subject to forfeiture under the same terms and conditions as the 2021 grant.

For the year ended December 31, 2022, Mr. Villano was entitled to a “target bonus” of $250,000 as determined by the Compensation Committee, which was paid in March 2023. In addition, for 2023, he is entitled to a “target bonus” of up to $375,000. The Compensation Committee approved a bonus of $337,500, which was paid in 2024.

Termination and Change of Control Arrangement

Mr. Villano’s employment agreement provides that we may terminate his employment at any time with or without cause. It also provides that his employment will terminate upon his death or disability. If we terminate his employment for cause, we are only liable for his base salary and benefits through the date of termination. In addition, he will not forfeit any rights to payments, options or benefits that have vested or have been earned or to which he is entitled as of the date of termination. If we terminate his employment without cause or the agreement terminates due to Mr. Villano’s death or disability or if Mr. Villano terminates his employment for “Good Reason” (as defined in the employment agreement), he is also entitled to receive: (i) a lump sum payment equal to 48 times his monthly salary on the date of termination; (ii) any deferred compensation or accrued vacation pay; (iii) continuation for a 12-month period after termination of health and welfare and long-term disability benefits; and (iv) a pro rata share of any incentive compensation and any other compensation or benefits to which he would have been entitled had he not been wrongfully terminated.

Good Reason includes a “change in control” with respect to us. A “change in control” would occur (1) if we merge into another corporation and, as a result of such merger, our shareholders immediately prior to such merger own less than 50% of the surviving corporation; (2) we sell, lease or otherwise dispose of all or substantially all of our assets; (3) if any individual, corporation or other entity or group of such persons acting jointly acquires beneficial ownership, directly or indirectly, of our Common Shares or any other securities having voting rights that we may issue in the future, rights to acquire our voting securities (including, without limitation, securities that are convertible into voting securities and rights, options warrants and other agreements or arrangements to acquire such voting securities) in such amount or amounts as would permit such person, corporation or other entity or group thereof acting jointly to elect a majority of the members of the Board, as then constituted; or (4) if any individual, corporation or other entity or group of such persons acting jointly acquires beneficial ownership, directly or indirectly, of voting securities and rights to acquire voting securities having voting power equal to 40% percent or more of the combined voting power of our then outstanding voting securities, unless such acquisition is expressly approved by resolution of the Board passed upon affirmative vote of not less than a majority of the Board and adopted at a meeting of the Board held not later than the date of the next regularly scheduled or special meeting held following the date we obtain actual knowledge of such acquisition (which approval may be limited in purpose and effect solely to affecting the rights of the executive under his employment agreement). Notwithstanding the preceding sentence, any transaction that involves a mere change in identity form or place of organization within the meaning of Section 368(a)(1)(F) of the Code, or a transaction of similar effect, will not constitute a “change in control.”

Outstanding Equity Awards at December 31, 2023

The following table sets forth information concerning outstanding equity awards to the Named Executive Officer as of December 31, 2023.

Stock Awards
	Number of Common Shares or units of		Market value of Common Shares or
	stock that have not vested		units of stock that have not vested
Name	(#)		($) (1)
John L. Villano	226,483	(2)	$847,046

(1)	Calculated based on the closing market price of $3.74 on December 29, 2023.

(2)	106,414 of these restricted Common Shares vest on January 1, 2024, 76,439 of these restricted Common Shares vest on January 1, 2025 and 43,630 of these restricted Common Shares vest on January 1, 2026. Unvested shares may not be transferred, sold, pledged, hypothecated or assigned, and are subject to forfeiture.

Pay Versus Performance Table

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to our principal executive officer (“PEO”) and our other Named Executive Officers (“Non-PEO Named Executives”) and certain financial performance of the Company for each of the fiscal years ended December 31, 2023, 2022 and 2021.

Year (a)	Summary Compensation Table Total for PEO(1) (b)	Compensation Actually Paid to PEO (2) (c)	Average Summary Compensation Table Total for Non-PEO Named Executives (3) (d)	Average Compensation Actually Paid to Non-PEO Named Executives (2) (e)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (4) (f)	Net Income (g)
2023	$1,708,436	$1,887,537	N/A	N/A	$125.7	15,899,153
2022	$1,524,990	$1,202,148	$314,998	$284,758	$103.1	$20,908,651
2021	$1,250,000	$1,318,345	$193,269	$193,269	$151.9	$13,318,696

(1)	For each year shown, the PEO was John L. Villano. The values reflected in this column represent the “Total” compensation set forth in the Summary Compensation Table (“SCT”) on page 12 above.

(2)	Compensation actually paid (“CAP”) is defined by the SEC and is computed in accordance with Item 402(v) of Regulation S-K as follows:

Adjustments to Determine CAP to the PEO	2023	2022	2021
Total Compensation in the Summary Compensation Table	$1,708,436	$1,524,990	$1,250,000
Deduction for Amounts Reported under the “Stock Awards” Column in the Summary Compensation Table	$(506,544)	$(500,000)	$(500,000)
Deduction for Amounts Reported under “Option Awards” Column in the Summary Compensation Table	$-	$-	$-
Add the fair value as of the end of the covered fiscal year of all awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year	$489,529	$324,803	$525,180
Add the amount equal to the change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	$42,061	$(152,278)	$-
Add for awards that are granted and vest in the same year, the fair value as of the vesting date	$-	$-	$-
Add the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year	$40,814	$(76,139)	$-
Deduction for any awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year	$-	$-	$-
Add the dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	$113,242	$80,772	$43,165
Total Adjustments	$179,101	$(322,842)	$68,345
CAP to the PEO	$1,887,537	$1,202,148	$1,318,345

Adjustments to Determine CAP to the other Non-PEO Named Executives	2023	2022	2021
Total Average Compensation in the Summary Compensation Table	$-	$314,998	$193,269
Deduction for Amounts Reported under the “Stock Awards” Column in the Summary Compensation Table	$-	$(30,240)	$-
Deduction for Amounts Reported under “Option Awards” Column in the Summary Compensation Table	$-	$-	$-
Add the fair value as of the end of the covered fiscal year of all awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year	$-	$-	$-
Add the amount equal to the change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	$-	$-	$-
Add for awards that are granted and vest in the same year, the fair value as of the vesting date	$-	$-	$-
Add the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year	$-	$-	$-
Deduction for any awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year	$-	$-	$-
Add the dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	$-	$-	$-
Total Adjustments	$-	$(30,240)	$-
CAP to the other Non-PEO Named Executives	$-	$284,758	$193,269

(3)	The dollar amounts reported in column (d) represent the average of the amounts reported for the Non-PEO Named Executives as a group in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the Non-PEO Named Executives in each applicable year are as follows: (i) for 2023, we did not have any Non-PEO Named Executives; for 2022, John E. Warch and William C. Haydon, the Company’s former chief financial officer and former chief investment officer, respectively; and (ii) for 2021, William C. Haydon.

(4)	The amounts reported represent the measurement period value of an investment of $100 in our Common Shares on December 30, 2020 (the last trading day before the 2021 fiscal year), and then valued again on December 31, 2021 (the last trading day of the 2021 fiscal year), December 30, 2022 (the last trading day of the 2022 fiscal year) and December 29, 2023 (the last trading day of the 2023 fiscal year) based on the closing price per share of our Common Shares as of such dates and assuming the reinvestment of dividends.

Relationship Between Compensation Actually Paid and Financial Performance Measures

The relationship between the CAP to our PEO and to our other Named Executive Officers, with (i) our cumulative total shareholder return (“TSR”), and (ii) our net income, in each case, for the fiscal years ended December 31, 2023, 2022 and 2021 is described as follows:

From 2021 to 2023, the CAP to our PEO increased by approximately $569,000, or 43.2%, from $1,318,345 to $1,887,537. From 2021 to 2023, the CAP to our Non-PEO Named Executives increased by approximately 47.3%, from $193,269 to $284,758. We did not have any Non-PEO Named Executives in 2023. From 2021 to 2023, the Company’s TSR decreased by approximately 17.2% from $151.9 to $125.7, based on an investment of $100 in our Common Shares on the last trading day of the fiscal year 2021 as compared to 2023, and our net income increased by approximately 16.2%, from $13,318,696 to $15,899,153.

Equity Compensation Plan Information

On October 27, 2016, we adopted the 2016 Equity Compensation Plan (the “Plan”), the purpose of which is to align the interests of our officers, other employees, advisors and consultants or any subsidiary, if any, with those of our shareholders and to afford an incentive to such officers, employees, consultants and advisors to continue as such, to increase their efforts on our behalf and to promote the success of our business. The basis of participation in the Plan is upon discretionary grants of awards by the Board. The Plan is administered by the Compensation Committee. The maximum number of Common Shares reserved for the grant of awards under the Plan is 1,500,000, subject to adjustment as provided in Section 5 of the Plan. Approximately 35 individuals are eligible to participate in the Plan including, our executive officer, 31 other employees and our three independent directors.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	0	Not applicable	988,785
Total	0	Not applicable	988,785

During the fiscal year ended December 31, 2023, we granted an aggregate of 196,056 restricted Common Shares under the Plan. Subsequent to December 31, 2023, we granted an additional 212,857, in the aggregate, restricted Common Shares under the Plan.

Types and Terms of Awards

Awards under the Plan may take the form of stock options (either incentive stock options or non-qualified stock options) or restricted Common Shares. Subject to restrictions that are set forth in the Plan, the Compensation Committee will have complete and absolute authority to set the terms, conditions and provisions of each award, including the size of the award, the exercise or base price, the vesting and exercisability schedule (including provisions regarding acceleration of vesting and exercisability) and termination and forfeiture provisions.

The Compensation Committee is subject to the following specific restrictions regarding the types and terms of awards:

•	The exercise price for a stock option may not be less than 100% of the fair market value of the stock on the date of grant.

•	No award may be granted after the expiration of the Plan (more than ten years after the Plan adoption date).

No stock option can be “repriced” without the consent of the shareholders and of the option holder if the effect would be to reduce the exercise price per share.

Amendment and Termination of the Plan

The Plan expires on the tenth anniversary of the date of its adoption by the Board. Prior to the expiration date, the Board may at any time, and from time to time, suspend or terminate the Plan in whole or in part or amend it from time to time; provided, however, that unless otherwise determined by the Board, an amendment that requires shareholder approval in order for the Plan to continue to comply with Section 162(m) of the Code or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of shareholders. Notwithstanding the foregoing, no amendment to or termination of the Plan shall affect adversely any of the rights of any grantee under any outstanding award granted under the Plan without such grantee’s consent.

Exercise Price of an Option Granted Under the Plan

The exercise price of an option granted under the Plan may be no less than the fair market value of a Common Share on the date of grant, unless, with respect to nonqualified stock options that are not intended as incentive stock options within the meaning of Section 422 of the Code from time to time, otherwise determined by the Compensation Committee. However, incentive stock options granted to a ten percent shareholder must be priced at no less than 110% of the fair market value of our Common Shares on the date of grant and their term may not exceed five years. All options granted under the Plan are for a term of no longer than ten years unless otherwise determined by the Compensation Committee. The Compensation Committee also determines the exercise schedule of each option grant.

Federal Income Tax Consequences

The following is a summary of the effect of federal income taxation upon the recipients and us with respect to the Common Shares under the Plan and does not purport to be complete.

Non-qualified Stock Options. The grant of non-qualified stock options will have no immediate tax consequences to us or the grantee. The exercise of a non-qualified stock option will require a grantee to include in his gross income the amount by which the fair market value of the acquired Common Shares on the exercise date (or the date on which any substantial risk of forfeiture lapses) exceeds the option price. Upon a subsequent sale or taxable exchange of the Common Shares acquired upon exercise of a non-qualified stock option, a grantee will recognize long or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such Common Shares. We will be entitled (provided applicable withholding requirements are met) to a deduction for Federal income tax purposes at the same time and in the same amount as the grantee is in receipt of income in connection with the exercise of a non-qualified stock option.

Incentive Stock Options. The grant of an incentive stock option will have no immediate tax consequences to us or the employee to whom the option is granted. If the employee exercises an incentive stock option and does not dispose of the acquired Common Shares within two years after the grant of the incentive stock option nor within one year after the date of the transfer of such Common Shares to the employee (a “disqualifying disposition”), the employee will not realize compensation income and any gain or loss realized on a subsequent disposition of such Common Shares will be treated as a long-term capital gain or loss. For purposes of calculating the employee’s alternative minimum taxable income, however, the option will be taxed as if it were a non-qualified stock option.

Restricted Shares. Generally, unless the participant elects, pursuant to Section 83(b) of the Code to recognize income in the taxable year in which restricted Common Shares have been awarded, the participant is required to recognize income for federal income tax purposes in the first taxable year during which the participant’s rights over the restricted Common Shares are transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. At such time, we will be entitled (provided applicable withholding requirements are met) to a deduction for Federal income tax purposes except to the extent that such participant’s total compensation for the taxable year exceeds $1.0 million, in which case such deduction may be limited by Section 162(m) of the Code unless any such grant of restricted Common Shares is made pursuant to a performance-based benchmark established by the Compensation Committee.

As of December 31, 2023, there were no options granted under the Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a) of the Exchange Act.

To the best of the Company’s knowledge, based solely on review of the copies of such forms furnished to the Company, or written representations that no other forms were required, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% shareholders pursuant to Section 16(a) of the Exchange Act were complied with during the year ended December 31, 2023.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the years ended December 31, 2023 and 2022: (i) the wife of our Chief Executive Officer was paid $-0- and $63,168, respectively, for accounting and financial reporting services provided to us; and (ii) the daughter of our Chief Executive Officer was paid $192,346 and $141,652, respectively, for credit and compliance services provided to us. The Chief Executive Officer’s wife retired in the third quarter of 2022.

We have adopted a policy that prohibits any transaction between us and a related party unless the terms of that transaction are no less favorable to us than if we had entered into the same transaction with an unrelated party and the transaction is approved by our Audit Committee or other independent committee of the Board, in the case where it is inappropriate for our Audit Committee to review such a transaction due to a conflict of interest.

Other than as disclosed above, since the beginning of our last fiscal year, there have been no related person transactions, nor any currently proposed related person transactions, between the Company and any Company director or executive officer or any member of the immediate family of any of the foregoing persons in which the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest, nor that would be reportable under SEC rules or regulations.

Security Ownership of Certain Beneficial Owners

The following table, together with the accompanying footnotes, sets forth information, as of the Record Date, regarding stock ownership of all persons known by us to own beneficially more than 5% of our outstanding Common Shares including our executive officers, all directors, and all directors and officers as a group:

	Number of Common
	Shares Beneficially	Percentage of
Name of Beneficial Owner(1)	Owned(2)	Class(3)
Executive Officers and Directors
John L. Villano(4)	1,678,496	3.55%
Leslie Bernhard(5)	8,250	*
Arthur L. Goldberg(5)	36,628	*
Brian A. Prinz(5)	381,118	*
Nicholas M. Marcello(6)	15,042	*
Jeffery C. Walraven	0	0
All officers and directors as a group (6 persons)	2,119,534	4.48%

*Less than 1%.

(1)	Unless otherwise provided, the address of each of the individuals above is c/o Sachem Capital Corp., 568 East Main Street, Branford, CT 06405.

(2)	A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options and warrants or conversion of convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not held by any other person) and that are exercisable or convertible within sixty (60) days have been exercised or converted. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the Common Shares shown as beneficially owned.

(3)	All percentages are determined based on 47,294,326 Common Shares outstanding as of Record Date.

(4)	Includes 231,925 restricted Common Shares which are subject to vesting including: (i) 113,724 shares vest on January 1, 2025; (ii) 80,916 shares vest on January 1, 2026; and 37,285 shares vest on January 1, 2027. Also includes 6,827 Common Shares owned by Mr. Villano’s wife. Mr. Villano disclaims ownership of the 6,827 Common Shares owned by his wife for the purposes of section 13(d) or 13(g) of the Exchange Act.

(5)	Includes 8,250 restricted Common Shares that vest as follows: (i) 1,500 shares vest on each of September 7, 2024, 2025 and 2026; (ii) 2,500 shares vest on October 13, 2024; and (iii) 1,250 shares vest on October 13, 2025.

(6)	Includes 2,668 restricted Common Shares which are subject to vesting on February 9, 2025.

Proposal No. 2

Advisory approval OF THE APPOINTMENT OF INDEPENDENT AUDITORS

H&L has been our independent auditor since 2015. Their audit report appears in our Annual Report. One or more representatives of H&L is expected to be at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from our shareholders.

Selection of the independent accountants is not required to be submitted to a vote of our shareholders for advisory approval. In addition, the Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors. The Audit Committee expects to appoint H&L to serve as independent auditors to conduct an audit of our accounts for the 2024 fiscal year. However, the Board is submitting this matter to our shareholders as a matter of good corporate practice. If the shareholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will take that into consideration when deciding whether to retain H&L and may retain that firm or another without re-submitting the matter to the shareholders. Even if shareholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in our and our shareholders’ best interests.

The Board recommends a vote FOR this proposal,

and Proxies that are signed and returned will be so voted,

unless otherwise instructed.

*          *          *          *          *

Independent Registered Public Accounting Firm Fees and Other Matters

The following table shows the aggregate fees that we paid or accrued for the audit and other services provided by H&L for fiscal years 2023 and 2022:

	2023	2022
Audit fees	$232,250	$257,500
All other fees	-	-
Total fees	$232,250	$257,500

Audit fees

In 2023, the audit fees include fees for professional services rendered for (i) the review of our quarterly financial statements and (ii) other services that are normally provided in connection with statutory and regulatory filings.

In 2022, the audit fees include fees for professional services rendered for (i) the review of our quarterly financial statements, (ii) the review of our shelf registration statement (File No. 333-262859) on Form S-3 under the Securities Act of 1933, as amended, which was declared effective by the SEC on February 25, 2022, (iii) the review of four separate prospectus supplements to the aforementioned shelf registration statement on Form S-3 and (iv) other services that are normally provided in connection with statutory and regulatory filings.

Audit Committee Pre-Approval Policy

The Audit Committee charter provides that the Audit Committee will pre-approve audit services and non-audit services to be provided by our independent auditors before they are engaged to render these services. The Audit Committee may consult with management in the decision-making process but may not delegate this authority to management. The Audit Committee may delegate its authority to pre-approve services to one or more committee members, provided that the designees present the pre-approvals to the full committee at the next committee meeting. All audit and non-audit services performed by the independent accountants must be pre-approved by the Audit Committee to assure that such services do not impair the auditors’ independence from us.

Proposal No. 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

General

We are providing our shareholders with the opportunity to vote to approve, on an advisory and non-binding basis, the compensation of the Named Executive Officer as disclosed in this Proxy Statement in accordance with the SEC's rules. This proposal, which is commonly referred to as "say-on-pay," is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. Section 14A of the Exchange Act also requires that shareholders have the opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years, which is the subject of Proposal No. 4.

The Compensation Committee reviews and recommends the compensation and benefits payable to our officers, reviews general policy matters relating to employee compensation and benefits and administers our Plan and other incentive compensation arrangements. We do not currently engage any consultant to advise on executive and/or director compensation matters.

As an advisory vote, this proposal is not binding. Neither the outcome of this advisory vote nor of the advisory vote included in Proposal No. 4 overrules any decision by the Company or the Board (or any committee thereof), creates or implies any change to the fiduciary duties of the Company or the Board (or any committee thereof), or creates or implies any additional fiduciary duties for the Company or the Board (or any committee thereof). However, management and the Compensation Committee and Board value the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when making future executive compensation decisions.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR”

THE FOLLOWING ADVISORY RESOLUTION:

RESOLVED, that the compensation paid to the Named Executive Officer, as disclosed pursuant to the compensation disclosure rules of the SEC, including the disclosure under the compensation tables and accompanying narrative disclosure, and any related material disclosed in this Proxy Statement, is hereby approved.

The Board recommends a vote FOR this proposal

and proxies that are signed and returned will be so voted

unless otherwise instructed

*          *          *          *          *

Proposal No. 4

ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES

General

In this Proposal No. 4, we are asking our shareholders to cast a non-binding advisory vote regarding the frequency of future executive compensation advisory votes. Shareholders may vote for a frequency of every one, two, or three years, or may abstain.

The Board will take into consideration the outcome of this vote in making a determination about the frequency of future executive compensation advisory votes. However, because this vote is advisory and non-binding, the Board may decide that it is in the best interests of our shareholders and the Company to hold the advisory vote to approve executive compensation more or less frequently, but no less frequently than once every three years, as required by the Dodd-Frank Act. In the future, we will propose an advisory vote on the frequency of the executive compensation advisory vote at least once every six calendar years as required by the Dodd-Frank Act.

After careful consideration, the Board believes that an executive compensation advisory vote should be held every three years, and therefore our Board recommends that you vote for a frequency of every “3 YEARS” for future executive compensation advisory votes. The Proxy provides shareholders with the opportunity to choose among four options (holding the vote once every year, every two years or every three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board.

The Board recommends a vote FOR the holding of an advisory vote on executive compensation every “3 YEARS” and proxies that are signed and returned will be so voted unless otherwise instructed

*          *          *          *          *

MISCELLANEOUS

Annual Report to Shareholders

A copy of our Annual Report is being mailed concurrently with this Proxy Statement to shareholders entitled to notice of and to vote at the Annual Meeting. Our Annual Report is not incorporated into this Proxy Statement and will not be deemed to be solicitation material. A copy of our Annual Report is available without charge from our website at www.sachemcapitalcorp.com/investor-relations/financials/annual-reports. Our Annual Report is also available in print to shareholders without charge and upon request, addressed to Sachem Capital Corp., 568 East Main Street, Branford, Connecticut 06405, Attention: Nicholas Marcello.

Solicitation of Proxies

The Board is making this solicitation of proxies and the entire cost of the solicitation of proxies will be borne by the Company. Proxies may be solicited by directors, officers and administrative personnel of the Company, without extra compensation, by telephone, telegraph, mail or personal interview. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred for mailing proxies and Proxy Materials to the beneficial owners of its Common Shares.

In connection with the engagement of D.F. King by the Company as a proxy solicitor, the Company anticipates that certain employees of D.F. King may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are shareholders of the Company for the purpose of assisting in the solicitation of proxies for the Annual Meeting. Approximately 25 employees of D.F. King will solicit holders of the Common Shares in connection with the Annual Meeting. The Company expects to pay D.F. King a fee of $15,000 for its services in connection with the solicitation of proxies for the Annual Meeting.

Shareholder Proposals for Next Annual Meeting

Shareholders who intend to have a proposal considered for inclusion in our Proxy Materials for presentation at our 2025 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 568 East Main Street, Branford, Connecticut 06405, in writing not later than May 1, 2025.

To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (including a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees), which notice must be postmarked or transmitted electronically to the Company at its principal executive offices no later than 60 calendar days prior to the anniversary date of the 2024 Annual Meeting of Shareholders (for the 2025 Annual Meeting of Shareholders, no later than August 2, 2025). However, if the date of the 2025 Annual Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2025 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2025 Annual Meeting of Shareholders is first made by the Company.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement and Annual Report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either or both documents to you if you call or write to us at the following address or phone number: 568 East Main Street, Branford, Connecticut 06405, (203) 433-4736. If you want to receive separate copies of the Annual Report and Proxy Statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the above address and phone number.

Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement contains historical information, as well as forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) that involve known and unknown risks and relate to, among other things, future events, projections, financial guidance, legislative or regulatory developments, strategy or growth opportunities, our future financial performance, our projected business results, or our projected capital expenditures. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, the reader can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “targets,” “potential,” or “continue” or the negative of these terms or other comparable terminology. Any forward-looking statement speaks only as of the date of this report, and the Company undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties, many of which are beyond our control. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. Our Annual Report, filed April 1, 2024, can be found on the Company’s website at www.sachemcapitalcorp.com/investor-relations/financials/annual-reports, and discusses risks and factors that could cause actual results to differ materially from those expressed or implied by any forward-looking statement in this report.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO SUBMIT YOUR VOTE VIA THE INTERNET, TELEPHONE OR MAIL AS SOON AS POSSIBLE SO THAT YOUR COMMON SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS.

IF BY MAIL, PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By order of the Board

John L Villano, CPA
Chairman of the Board

Branford, Connecticut

August 27, 2024

APPENDIX A

PROXY CARD

V OTE BY I NTERNET Please have your proxy card available when you access the website www.cesvote.com and follow the simple directions that will be presented to you. V OTE BY T ELEPHONE Please have your proxy card available when you call the toll-free number 1-888-693-8683 using a touch-tone telephone and follow the simple directions that will be presented to you. V OTE BY M AIL Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230. You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card. SACHEM CAPITAL CORP. PROXY CARD 1. ELECTION OF DIRECTORS: NOMINEES: 1. John L. Villano 2. Leslie Bernhard 3. Arthur L. Goldberg 4. Brian A. Prinz 5. Jeffery C. Walraven FOR all nominees listed WITHHOLD AUTHORITY FOR all nominees listed to vote for all nominees listed (except as marked to the contrary below) Instruction: To withhold authority to vote for any individual nominee(s), write that nominee(s) name on the line below. 2. ADVISORY APPROVAL OF THE APPOINTMENT OF HOBERMAN & LESSER CPA’s, LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024. FOR AGAINST ABSTAIN 3. APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION RELATING TO EXECUTIVE COMPENSATION. FOR AGAINST ABSTAIN 4. APPROVAL OF THE NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION. 1 YEAR 2 YEARS 3 YEARS ABSTAIN If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing. Dated: Signature Signature, if held jointly Title WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH THEY ARE SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY. Control Number c/o Corporate Election Services P. O. Box 1150 Pittsburgh, PA 15230

SACHEM CAPITAL CORP. 2024 Annual Meeting of Shareholders October 1, 2024 10:00 a.m. Eastern Daylight Saving Time The 2024 Annual Meeting of Shareholders of Sachem Capital Corp. will be held virtually via the Internet at www.cesonlineservices.com/sach24_vm, on Tuesday, October 1, 2024, at 10:00 a.m., EDT. Important Notice Regarding Availability of Proxy Materials for the Shareholder Meeting To Be Held On Tuesday, October 1, 2024 THE PROXY MATERIALS FOR THE ANNUAL MEETING, INCLUDING THE ANNUAL REPORT AND THE PROXY STATEMENT ARE ALSO AVAILABLE AT WWW.VIEWOURMATERIAL.COM/SACH. If you have any questions, require assistance in voting your shares, or need additional copies of the Sachem Capital Corp. proxy materials, please contact our proxy solicitor: D.F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, New York 10005 Banks and Brokers Call Collect: (212) 269-5550 All Others Call Toll-Free: (888) 628-8208 Email: SACH@dfking.com SACHEM CAPITAL CORP. NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING - OCTOBER 1, 2024 10:00 AM, EASTERN DAYLIGHT SAVING TIME The undersigned hereby constitutes and appoints John L. Villano and Nicholas M. Marcello, and each of them with full power of substitution, as proxies of the undersigned to attend the Annual Meeting of Shareholders of Sachem Capital Corp. (the “Company”) to be held virtually via the Internet at www.cesonlineservices.com/sach24_vm, on Tuesday, October 1, 2024 at 10:00 a.m., Eastern Daylight Saving Time, and at any adjournment thereof, hereby revoking any Proxies heretofore given, to vote all common shares of the Company held or owned by the undersigned on the proposals more fully set forth in the Notice and Proxy Statement for the Annual Meeting in accordance with the recommendations of the Board of Directors of the Company as set forth therein, and in their discretion upon such other matters as may come before the Annual Meeting. Shares represented by this Proxy will be voted by the shareholder. If no such directions are indicated, the proxy will have authority to vote FOR all nominees, FOR Proposals 2 and 3 and every 3 YEARS for Proposal 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Annual Meeting. YOUR VOTE IS EXTREMELY IMPORTANT – PLEASE SUBMIT YOUR PROXY TODAY (Continued on the reverse side) TO SUBMIT A PROXY BY MAIL, DETACH ALONG THE PERFORATION, MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE. PROXY CARD